LOAN AGREEMENT

                                     between


                   VIRGINIA SMALL BUSINESS FINANCING AUTHORITY

                                       AND

                       COMMONWEALTH BIOTECHNOLOGIES, INC.



                                 March 15, 1998














THE VIRGINIA SMALL BUSINESS FINANCING AUTHORITY (THE "AUTHORITY") HAS ASSIGNED ALL OF ITS INTEREST IN THIS AGREEMENT (EXCEPT CERTAIN PROVISIONS RELATING TO THE PAYMENT OF EXPENSES, NOTICE AND INDEMNIFICATION AS CONTAINED HEREIN) TO CRESTAR BANK AS TRUSTEE UNDER AN INDENTURE OF TRUST, DATED AS OF MARCH 15, 1998 BETWEEN THE AUTHORITY AND THE TRUSTEE. INFORMATION CONCERNING THE ASSIGNMENT MAY BE OBTAINED FROM THE TRUSTEE AT ITS PRINCIPAL CORPORATE TRUST OFFICE IN RICHMOND, VIRGINIA.


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                               TABLE OF CONTENTS
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ARTICLE I...............................................................................................1

   Definitions and Rules of Construction................................................................1
      Section 1.1. Definitions..........................................................................1
      Section 1.2. Rules of Construction................................................................3


ARTICLE II..............................................................................................4

   Representations and Warranties.......................................................................4
      Section 2.1. Representations by Authority.........................................................4
      Section 2.2. Representations by the Borrower......................................................5


ARTICLE III.............................................................................................7

   Construction of Project; Loan of Bond Proceeds.......................................................7
      Section 3.1. Agreement To Construct Project.......................................................7
      Section 3.2. Financing of Project.................................................................7
      Section 3.3. Repayment to Authority...............................................................7
      Section 3.4.  Borrower To Provide Funds To Complete Project.......................................7
      Section 3.5. Limitation of Authority's Liability..................................................8
      Section 3.6. Disclaimer of Warranties.............................................................8
      Section 3.7. Compliance with Indenture............................................................8


ARTICLE IV..............................................................................................9

   Payments on the Note.................................................................................9
      Section 4.1. Amounts Payable......................................................................9
      Section 4.2. Payments Assigned....................................................................9
      Section 4.3. Default in Payments.................................................................10
      Section 4.4. Obligations Unconditional...........................................................10
      Section 4.5. Advances by Authority or Underwriter................................................10
      Section 4.6. Rebate Requirement..................................................................10
      Section 4.7.  Payments by Borrower Following Adverse Tax Action; Right of Borrower to Contest....11


ARTICLE V..............................................................................................13

   Special Covenants...................................................................................13
      Section 5.1. Insurance Requirements; Taxes.......................................................13
      Section 5.2. Examination of Project and Borrower's Books and Records.............................13
      Section 5.3. Financial Statements and Other Information..........................................13
      Section 5.4. Damage, Destruction, Condemnation and Loss of Title.................................14
      Section 5.5. Indemnification.....................................................................15
      Section 5.6. Maintenance and Modification of Project.............................................16
      Section 5.7. Tax Exemption.......................................................................17
      Section 5.8. Investment and Use of Trust Funds...................................................20
      Section 5.9. Notice of Other Defaults; Compliance with Other Documents...........................20
      Section 5.10. Corporate Status...................................................................20
      Section 5.11. Limitations on Liens and Transfers.................................................21
      Section 5.12. Limitation on Distributions and Bonuses to Shareholders and Executive Officers.....21
      Section 5.13  Additional Debt Limitation.........................................................21
      Section 5.14. Continuing Disclosure Requirements.................................................21
      Section 5.15.  Funding and Maintenance of Reserve Fund...........................................21
      Section 5.17.  Environmental Assessment Covenants................................................22
      Section 5.18.  Obligation to Complete Project....................................................22


ARTICLE VI.............................................................................................22

   Events of Default and Remedies......................................................................22
      Section 6.1. Event of Default Defined............................................................22
      Section 6.2. Remedies on Default.................................................................23
      Section 6.3. Application of Amounts Realized in Enforcement of Remedies..........................23
      Section 6.4. No Remedy Exclusive.................................................................23
      Section 6.5. Attorneys' Fees and other Expenses..................................................24
      Section 6.6. No Additional Waiver Implied by One Waiver..........................................24


ARTICLE VII............................................................................................24

   Prepayment of the Note..............................................................................24
      Section 7.1. Option To Prepay the Notes and Terminate Loan Agreement in Certain Events...........24
      Section 7.2. Option To Prepay the Notes in Whole.................................................25
      Section 7.3. Option To Prepay the Notes in Part..................................................25
      Section 7.4. Obligation to Prepay the Note.......................................................25
      Section 7.5. Amount Required for Prepayment......................................................25


ARTICLE VIII...........................................................................................26

   Miscellaneous.......................................................................................26
      Section 8.1. Term of Loan Agreement..............................................................26
      Section 8.2. Notices.............................................................................26
      Section 8.3. Amendments to Loan Agreement and Note...............................................27
      Section 8.4. Successors and Assigns..............................................................27
      Section 8.5. Severability........................................................................27
      Section 8.6. Applicable Law; Entire Understanding................................................27
      Section 8.7. Limitation of Liability of Directors of Authority...................................27
      Section 8.8. Counterparts........................................................................28

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Exhibit A - Form of Series A Note
Exhibit B - Form of Series B Note

         THIS LOAN AGREEMENT, dated as of March 15, 1998, between the VIRGINIA SMALL BUSINESS FINANCING AUTHORITY, a public body corporate and a political subdivision of the Commonwealth of Virginia (the "Authority") and COMMONWEALTH BIOTECHNOLOGIES, INC., a Virginia corporation (the "Borrower"),

                              W I T N E S S E T H:

         WHEREAS, the Authority is a public body corporate and a political subdivision of the Commonwealth of Virginia created pursuant to the Virginia Small Business Financing Act, Chapter 28, Title 9, Code of Virginia of 1950, as amended (the "Act"), and is empowered by the Act, among other things, to issue its bonds and to loan the proceeds from the sale and issuance of such bonds to be applied to pay the costs of acquiring, improving, constructing and equipping industrial and commercial facilities;

         WHEREAS, on February 24, 1998, the Authority adopted a resolution (the "Resolution") authorizing the issuance of its $3,670,000 First Mortgage Industrial Development Revenue Bonds (Commonwealth Biotechnologies Project) Series 1998A (the "Series A Bonds"), and its $330,000 Second Mortgage Industrial Development Revenue Bonds (Commonwealth Biotechnologies Project) Series 1998B (the "Series B Bonds") (collectively, the Series A Bonds and the Series B Bonds are sometimes referred to as, the "Bonds") for the purpose of providing funds, together with other available funds (i) to finance the acquisition, construction and equipping of facility for the manufacture of custom peptides, proteins, DNA, RNA and other biological agents and reagents which will be located at the Gateway Centre in Chesterfield County, Virginia (the "Project"), to be owned by the Borrower, (ii) to fund a debt service reserve fund with respect to the Bonds, and (iii) to pay certain costs of issuance of the Bonds; all upon the terms and conditions set forth herein and in the Indenture of Trust dated as of the date hereof (the "Indenture") between the Authority and Crestar Bank, as Trustee (the "Trustee");

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto covenant and agree as follows:


                                    ARTICLE I

                      Definitions and Rules of Construction

         Section 1.1. Definitions. Except as set forth below or unless the context otherwise requires, all undefined capitalized terms shall have the meanings assigned them in the Indenture. Words and terms defined in the preamble hereto shall have the meaning set forth therein. The following words and terms shall have the following meanings unless the context otherwise requires:

         "Adverse Tax Action" shall mean any action or omission to take action, the result of which is to subject interest on the Bonds to inclusion in gross income for federal income tax purposes; provided, that no Adverse Tax Action shall be deemed to have occurred by virtue of the fact that the interest on any Bond becomes taxable to the Holder thereof who is a "substantial user" of the Project or a "related person" within the meaning of Section 147(a) of the Code.

         "Debt Service Coverage Ratio" shall mean the computation derived by dividing (i) the sum of the Company's net income plus depreciation plus the current year's interest payable on the Bonds, by (ii) the maximum amount of principal and interest due with respect to the Bonds in any year.

         "Event of Default" shall mean with respect to this Loan Agreement each of those events set forth in Section 6.1 of this Loan Agreement.

         "Holder" and "Bondholder" shall mean a person in whose name a Bond is registered in the registration books provided for in the Indenture.

         "Loan Agreement" shall mean this Loan Agreement, including all amendments and supplements hereto.

         "Net Proceeds" shall mean the gross proceeds from any insurance recovery or condemnation award remaining after payment of attorneys' fees, fees and expenses of the Trustee and all other expenses incurred in the collection of such gross proceeds.

         "Notes" shall mean the Series A Note and the Series B Note.

         "Payment of the Bonds" shall mean payment in full of the principal of, premium, if any, and interest on all Bonds and all fees necessary to provide for the discharge of the Indenture or provision for such payment to discharge the Indenture as provided therein.

         "Period of Taxability" shall mean, with respect to each Holder of the Bonds (including any previous Holder), in the event of a Determination of Taxability, the period of time beginning on the Taxable Date and ending on the date on which the Bonds are redeemed pursuant to the Indenture.

         "Permitted Liens" shall have the meaning set forth in the Deed of Trust.

         "Prime Rate" shall mean the prime rate (or base rate) reported in the "Money Rates" column or section of Wall Street Journal, Eastern Edition as being the base rate on corporate loans at larger US Money Center banks on the first date on which such Wall Street Journal is published after December 31 of each calendar year. That rate as so determined shall apply during the entire calendar year following that December 31. If such Wall Street Journal ceases publication of such rate, then Prime shall mean the "prime rate" or "base rate" announced on similar dates by Crestar Bank in Richmond, Virginia or its successor (whether or not such rate has actually been charged by that bank). If that bank discontinues the practice of announcing that rate, Prime shall mean the highest rate charged by that bank on short-term, unsecured loans to its most credit-worthy large corporate borrowers.

         "Project" shall mean the acquisition, construction and equipping of the Borrower's facility for the manufacture of custom peptides, proteins, DNA, RNA and other biological agents and reagents which will be located at the Gateway Centre in Chesterfield County, Virginia.

         "Rebate Amount" shall have the meaning set forth in the Tax Compliance Agreement, as it may be amended from time to time.

         "Series A Note" shall mean the Borrower's promissory note in the original principal amount of $3,670,000, dated the date of the Series A Bonds, in the form of Exhibit A attached hereto, issued hereunder and delivered to the Authority to evidence certain of the obligations of the Borrower hereunder, and all amendments, supplements or substitutions thereto or therefor.

         "Series B Note" shall mean the Borrower's promissory note in the original principal amount of $330,000, dated the date of the Series B Bonds, in the form of Exhibit B attached hereto, issued hereunder and delivered to the Authority to evidence certain of the obligations of the Borrower hereunder, and all amendments, supplements or substitutions thereto or therefor.

         "Tax Exempt Rate" shall mean the rate of interest on the Bonds at the date of issuance of the Bonds.

         "Taxable Date" shall mean the date as of which interest on the Bonds is first includible for purposes of federal income taxation in the gross income of any Holder of the Bonds (including, without limitation, any previous Holder).

         "Taxable Rate" shall mean during any Period of Taxability in which the interest payable with respect to the Bonds is for any reason includible for purposes of federal or state income taxation in the gross income of the holder or holders thereof, the rate of interest payable on the unpaid principal balance of the Bonds adjusted to equal 12%.

         Section 1.2. Rules of Construction. The following rules shall apply to the construction of this Loan Agreement unless the context otherwise requires:

                  (a) Singular words shall connote the plural number as well as the singular and vice versa. Any references herein to the masculine gender include the feminine and neuter genders, and vice versa.

                  (b) Words importing the redemption or calling for redemption of Bonds shall not be deemed to refer to or connote the payment of Bonds at their stated maturity.

                  (c) All references herein to particular articles or sections are references to articles or sections of this Loan Agreement unless otherwise indicated. The words "hereof," "herein," "hereto," "hereby," and "hereunder" refer to the entire Loan Agreement.

                  (d) The headings and table of contents herein are solely for convenience of reference and shall not constitute a part of this Loan Agreement nor shall they affect its meaning, construction or effect.

                  (e) Capitalized terms not otherwise defined herein shall have the meaning as set forth in the Indenture of Trust dated as of March 15, 1998 between the Authority and Crestar Bank, as Trustee, unless the context clearly indicates otherwise.

                  (f) Nothing herein shall be interpreted to imply that the Borrower is not required to fully pay or satisfy the obligations hereunder.

                                   ARTICLE II
                         Representations and Warranties

         Section 2.1. Representations by Authority. The Authority makes the following representations:

                  (a) The Authority has been duly organized and operating under the Act since its creation, and no dissolution proceedings have been undertaken by it. The Authority is, on the date of the issuance of the Bonds, a duly created and validly existing political subdivision of the Commonwealth of Virginia and a public body corporate vested, by the Act, with the rights and powers conferred upon it thereunder and has the power to enter into the Security Documents to which it is a party, this Loan Agreement, the Bond Purchase Agreement and the Indenture and the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder.

                  (b) By proper corporate action the Authority has duly authorized the execution and delivery of the Security Documents to which it is a party, this Loan Agreement, the Bond Purchase Agreement, the Indenture and the Bonds, the performance of its obligations hereunder and thereunder and the issuance of the Bonds, and the Authority has duly executed and delivered the Bond Purchase Agreement. Simultaneously with the execution and delivery of this Loan Agreement, the Authority has duly executed and delivered the Indenture and issued and sold the Bonds.

                  (c) The execution and delivery of, and the performance of the obligations and agreements of the Authority set forth in, the Security Documents to which it is a party, this Loan Agreement, the Bond Purchase Agreement, the Indenture and the Bonds are within the power and authority of the Authority and have been duly authorized by the Authority and will not contravene any provision of any judgment, order or decree to which the Authority is subject or contravene or constitute a default under any contract, agreement or other instrument to which the Authority is a party.

                  (d) The Authority is not in violation of the Act or, to its knowledge, any existing law, rule or regulation applicable to it which would affect its existence or the matters referred to in the preceding subsections (b) and (c).

                  (e) All actions of the Authority with respect to the issuance of the Bonds occurred at meetings held after notice given in accordance with the Authority's procedures and applicable law, which were open to the public and at which quorums were present and acting throughout, and such actions appear of public record in the minute books of the Authority.

                  (f) Notwithstanding anything herein to the contrary, any obligation the Authority may incur hereunder in connection with the acquisition, improvement, construction, equipping and financing of the Project shall not be deemed to constitute a general obligation of the Authority but shall be a limited obligation of the Authority payable solely from the payments received under this Loan Agreement and the Notes and the security specifically pledged and assigned therefor, including moneys and property received under the Security Documents.

                  (g) To the best of its knowledge, no litigation, inquiry or investigation of any kind in or by any judicial or administrative court or agency is pending or threatened against the Authority with respect to (1) the organization and existence of the Authority, (2) its authority to execute or deliver this Loan Agreement, the Bond Purchase Agreement, the Indenture, or the Bonds or any of the other Financing Documents to which it is a party, or to perform its obligations hereunder and thereunder or to assign the Notes, (3) the validity or enforceability of any of such instruments or the transactions contemplated hereby or thereby, (4) the title of any officer of the Authority who executed such instruments, or (5) any authority or proceedings related to the execution and delivery of such instruments on behalf of the Authority. No such authority or proceedings have been repealed, revoked, rescinded or amended and all are in full force and effect.

                  (h) The Authority has by the duly adopted Resolution found and determined that the financing of the Project, including the financing of interest on the Bonds attributable to the acquisition, construction and equipping of the Project for up to one year after its completion, and the loan of the proceeds of the Bonds to the Borrower are in furtherance of the purposes for which the Authority was organized and will serve the purposes of the Act.

                  (i) The information contained in the Official Statement under the Section entitled "THE AUTHORITY," and, to the extent applicable to the Authority, the Section entitled "LITIGATION" does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect for the purposes for which the Official Statement is to be used.

         Section 2.2. Representations by the Borrower. The Borrower makes the following representations:

                  (a) The Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. The Borrower has the power to enter into the Financing Documents to which it is a party and the transactions contemplated hereunder and thereunder and has, by proper corporate action, duly authorized the execution and delivery of the Financing Documents to which it is a party and the performance of its obligations hereunder and thereunder.

                  (b) The Borrower is not in default in the payment of the principal of or interest on any of its indebtedness for borrowed money or in default under any instrument under and subject to which any indebtedness has been incurred, and no event has occurred and is continuing under the provisions of any such instrument that with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

                  (c) There is no litigation at law or in equity or any proceeding before any governmental agency involving the Borrower pending or, to their best knowledge, threatened in which any liability of the Borrower is not adequately covered by insurance or for which adequate reserves are not provided or for which any judgment or order would have a material adverse effect upon the business or assets of the Borrower or affect the existence or authority of the Borrower to do business, the acquisition, improvement, construction, equipping or operation of the Project, the validity of the Financing Documents to which the Borrower is a party or the performance by the Borrower of its obligations hereunder or thereunder.

                  (d) The execution and delivery by the Borrower of the Financing Documents to which it is a party, the performance of its obligations hereunder and thereunder and the consummation of the transactions herein and therein contemplated do not and will not conflict with, or constitute a breach or result in a violation of, the articles of the articles of incorporation or bylaws of the Borrower, any agreement or other instrument to which the Borrower is a party or by which it is bound or any constitutional or statutory provision or order, rule, regulation, decree or ordinance of any court, government or governmental authority having jurisdiction over the Borrower or any of its property.

                  (e) The Borrower has obtained all consents, approvals, authorizations and orders (collectively, the "Consents"), including without limitation Consents of any governmental or regulatory authority, that are required to be obtained by the Borrower as condition precedent to the issuance of the Bonds, the execution and delivery of the Financing Documents to which the Borrower is a party and the performance of its obligations hereunder and thereunder. The Borrower shall obtain when needed all other Consents required for the operation of the Project and the performance of its obligations under the Financing Documents and has no reason to believe that all such Consents not currently obtainable cannot be obtained when needed.

                  (f) The assets acquired or to be acquired with the proceeds of the Bonds, together with the other assets acquired or to be acquired by the Borrower for which the Borrower has paid or for which the Borrower has available funds on hand include all of those assets which are required to operate the Project. The Borrower further represents that it has available funds in an amount that, together with the proceeds of the Bonds, will be sufficient to complete the acquisition, construction and equipping of the Project as currently proposed.

                  (g) The Official Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect for the purposes for which the Official Statement is to be used. This representation shall not apply to statements and information contained in the Official Statement concerning the Authority, the Underwriter, or litigation to which the Authority is a party.

                                   ARTICLE III
                 Construction of Project; Loan of Bond Proceeds

         Section 3.1. Agreement To Construct Project. The Borrower, pursuant to the agreement set forth herein and not as an agent, agrees to cause the acquisition, construction and equipping of the Project and agrees to:

                           (1) obtain and maintain or cause to be obtained and
maintained all licenses, permits and consents required for the acquisition, improvement, construction, equipping and operation of the Project, and the Authority shall have no responsibility therefor; and

                           (2) bring or cause to be brought any action or
proceeding against any person which the Authority might bring with respect to the Project as the Borrower shall deem proper.

         Section 3.2. Financing of Project. The Authority hereby agrees to loan the proceeds of the Bonds to the Borrower to be used ultimately for payment (i) to finance the acquisition, construction and equipping of the Project, (ii) to fund a debt service reserve fund with respect to the Bonds, and (iii) to pay certain costs of issuance of the Bonds; all upon the terms and conditions set forth herein and in the Indenture.

         Section 3.3. Repayment to Authority. The Borrower shall deliver the Notes to the Authority as evidence of the Borrower's obligation to repay the loan made by the Authority and such Notes shall be assigned to the Trustee as security for the Bonds.

         Section 3.4. Borrower To Provide Funds To Complete Project. If the proceeds derived from the sale of the Bonds are not sufficient to pay in full the Costs of the Project, the Borrower shall pay or cause to be paid such moneys as are necessary to provide for payment in full of such Costs. At this time, the Borrower has cash or liquid assets in an amount that, together with the principal amount of the Bonds, is sufficient to pay the Costs of the Project. The Borrower shall not be entitled to any reimbursement therefor from the Authority or the Trustee nor shall the Borrower be entitled to any abatement, diminution or postponement of its payments hereunder or under the Notes. In no event shall the Authority be responsible or liable for the payment of any such excess costs.

         The Borrower shall not permit any changes to the plans and specifications governing the construction and operation of the Project that would increase the Costs of the Project by more than ten percent (10%) unless it provides evidence satisfactory to the Trustee that funds are available to the Borrower to pay the increased costs. In any event, the Borrower shall not cause the amount of "capital expenditures" (as such term is defined in the Tax Compliance Agreement) made with respect to the Project, when added to the principal amount of the Bonds, to exceed $10,000,000.


         Section 3.5. Limitation of Authority's Liability. Notwithstanding anything herein to the contrary, any obligation the Authority may incur hereunder in connection with the undertaking of the Project or the payment of money shall not be deemed to constitute a general obligation of the Authority but shall be a limited obligation payable solely from the revenues and receipts derived by it from or in connection with the Project or otherwise under this Loan Agreement, including moneys received on the Notes, but specifically excluding the Authority's Unassigned Rights. The Authority shall be protected in acting upon any notice, request, requisition, consent, certificate or other writing reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person or persons.

         Section 3.6. Disclaimer of Warranties. The Borrower recognizes that since the Project is being undertaken at its request and by contractors and suppliers approved by the Borrower in accordance with plans and specifications prepared by professionals approved by the Borrower, THE AUTHORITY MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE MERCHANTABILITY, CONDITION OR WORKMANSHIP OF ANY PART OF THE PROJECT OR ITS SUITABILITY FOR THE PURPOSES OF THE BORROWER OR THE EXTENT TO WHICH PROCEEDS DERIVED FROM THE SALE OF THE BONDS WILL PAY THE COST TO BE INCURRED IN CONNECTION THEREWITH. THE AUTHORITY MAKES NO REPRESENTATION AS TO THE FINANCIAL POSITION OR BUSINESS CONDITION OF THE BORROWER AND DOES NOT REPRESENT OR WARRANT AS TO ANY OF THE STATEMENTS, MATERIALS (FINANCIAL OR OTHERWISE), REPRESENTATIONS OR CERTIFICATIONS FURNISHED OR TO BE MADE AND FURNISHED BY THE BORROWER IN CONNECTION WITH THE SALE OF THE BONDS, OR AS TO THE CORRECTNESS, COMPLETENESS OR ACCURACY OF SUCH STATEMENTS.

         Section 3.7. Compliance with Indenture. At the request of the Borrower, the Authority shall (a) at any time moneys held pursuant to the Indenture are sufficient to effect redemption of the Bonds and if the same are then redeemable under the Indenture, take all steps that may be necessary to effect redemption thereunder, and (b) take any other action required by the Indenture.

                                   ARTICLE IV

                              Payments on the Notes

         Section 4.1. Amounts Payable. (a) The Borrower shall make all payments required by the Notes as and when they become due and shall promptly pay all other amounts necessary to enable the Trustee to make the deposits to the Bond Fund and the Reserve Fund required by Article VI of the Indenture.

                  (b) The Borrower shall also pay, as and when the same become due:

                           (1)      To the Trustee, its reasonable fees for
services rendered and for expenses reasonably incurred by it as Trustee under the Indenture, as bond registrar and paying agent on the Bonds and as the Dissemination Agent under the Continuing Disclosure Agreement, including the reasonable fees and disbursements of its counsel and the reasonable fees and expenses of any other paying agents, all as provided in the Indenture, and all other amounts that the Borrower herein assumes or agrees to pay, including any cost or expense necessary to cancel and discharge the Indenture upon Payment of the Bonds.

                           (2)      To or on behalf of the Authority, (i) all
reasonable and necessary costs and expenses of the Authority related to the Project or the Bonds, (ii) an annual fee equal to one eighth of one percent (1/8%) of the outstanding principal amount of the Bonds and (iii) all other amounts which the Borrower agrees to pay under the terms of this Agreement; provided, that the aggregate of all such amounts paid to the Authority shall not equal or exceed an amount which would cause the "Yield" on the Notes, this Loan Agreement or any other "acquired purpose obligation" to be "materially higher" than the "yield" on the Bonds, as such terms are used in the Code. Such fees and expenses shall be paid directly to the Authority for its own account as and when such fees and expenses become due and payable. When the Authority incurs expenses or renders services after the occurrence of an Event of Default specified in Sections 6.1(d) or 6.1(e), the expenses and the compensation for the services are intended to constitute expenses of administration under any federal or state bankruptcy, insolvency, arrangement, moratorium, reorganization or other debtor relief law.

                           (3) Amounts described in Section 4.6.

                           (4) All other amounts that the Borrower agrees to pay
under the terms of this Loan Agreement.

         Section 4.2. Payments Assigned. The Borrower consents to the assignment made by the Indenture to the Trustee of the Notes and of certain of the rights of the Authority under this Loan Agreement. The Borrower agrees to pay to the Trustee all amounts payable by the Borrower pursuant to the Notes and this Loan Agreement, except for payments made to the Authority pursuant to Sections 4.1(b)(2), 4.5, 5.5 and 6.5.

         Section 4.3. Default in Payments. If the Borrower should fail to make any payments required by the Notes or this Loan Agreement on account of principal of or interest on any Bonds when due, the Borrower shall pay to the Trustee interest thereon until paid at the rate equal to the rate on such Bonds, to the extent permitted by law. If the Borrower should fail to make any other payments required by this Loan Agreement when due, the Borrower shall pay to the Authority or the Trustee, as applicable, interest thereon at the rate equal to the Prime Rate plus one percent (1%) per year.

         Section 4.4. Obligations Unconditional. The obligations of the Borrower to make the payments on the Notes and to observe and perform all other covenants, conditions and agreements hereunder shall be absolute and unconditional, irrespective of any rights of setoff, recoupment or counterclaim that such parties might otherwise have against the Authority or the Trustee. Subject to the prepayment of the Notes as provided therein, the Borrower shall not suspend or discontinue any payment on the Notes or hereunder or fail to observe and perform any of its or their other covenants, conditions or agreements hereunder for any cause, including without limitation, any acts or circumstances that may constitute an eviction or constructive eviction, failure of consideration, failure of title to any part or all of the Project or commercial frustration of or any damage to or destruction or condemnation of all or any part of the Project, or any change in the tax or other laws of the United States of America, Commonwealth of Virginia or any political subdivision of either, or any failure of the Authority or the Trustee to observe and perform any covenant, condition or agreement, whether express or implied, or any duty, liability or obligation arising out of or in connection with the Indenture or this Loan Agreement. The Borrower may, after giving to the Authority and the Trustee ten (10) days' notice of its intention to do so, at its own expense and in its own name, or in the name of the Authority (through counsel selected at the sole discretion of the Attorney General of Virginia) if procedurally required, prosecute or defend any action or proceeding or take any other action involving third persons that the Borrower reasonably deems necessary to secure or protect any of its rights hereunder. In the event the Borrower takes any such action, the Authority shall cooperate fully with the Borrower and shall take all necessary action to substitute the Borrower for the Authority in such action or proceeding, if so requested.

         Section 4.5. Advances by Authority or Underwriter. If the Borrower shall fail to make any payment or perform any act required of it hereunder, the Authority or the Underwriter without prior notice or demand and without waiving or releasing any obligation or default, may (but shall be under no obligation to) make such payment or perform such act. All amounts so paid by the Authority or the Underwriter and all costs, fees and expenses so incurred shall be payable by the Borrower on demand as an additional obligation under the Notes, together with interest thereon at the Prime Rate plus one percent (1%) per year until paid.

         Section 4.6. Rebate Requirement. (a) At its sole expense on behalf of the Authority, the Borrower shall determine and pay to the United States the Rebate Amount as and when due in accordance with the "rebate requirement" described in Section 148(f) of the Code. The Borrower shall retain records of all such determinations until six (6) years after Payment of the Bonds.

                  (b) Reference is made to the Tax Compliance Agreement for additional details of the rebate requirement. The provisions of the Tax Compliance Agreement governing the rebate requirement may be amended or substituted without compliance with Article XII of the Indenture or Section 8.3 hereof and without any action of the Authority upon the Borrower's delivery to the Trustee of the proposed amendment or substitution together with an Opinion of Bond Counsel that compliance with this Section 4.6 and the Tax Compliance Agreement, as amended, will not be or constitute an Adverse Tax Action.

                  (c) Notwithstanding anything contained herein to the contrary, no such payment need be made if the Borrower receives and delivers to the Trustee an Opinion of Bond Counsel that such payment is not required under the Code to prevent any of the Bonds from becoming "arbitrage bonds" within the meaning of Section 148 of the Code.

                   (d) The Authority shall not be liable to the Borrower by way of contribution, indemnification, counterclaim, set-off or otherwise for any payment made or expense incurred by or on behalf of the Borrower pursuant to this Section 4.6.

                  (e) The Authority covenants that, if so requested by the Borrower, it shall execute, but only to the extent required, any form to be signed by an issuer of tax-exempt bonds in connection with the payment of any rebatable arbitrage (including Internal Revenue Service Form 8038-T). The Borrower shall supply all information required to be stated on such form and shall prepare such form. Except for the execution and delivery of such form upon timely presentation by the Borrower, the Authority shall have no responsibility for such form or the information stated thereon.

         Section 4.7. Payments by Borrower Following Adverse Tax Action; Right of Borrower to Contest. As provided in the Bonds, the rate of interest on the Bonds is subject to increase to the Taxable Rate in the event that it is determined for any reason that the interest on the Bonds is includible for purposes of federal income taxation in the gross income of any Holder thereof, and the rate of interest payable under the Notes shall be correspondingly increased.

                  (a) Retroactive Increase; Reimbursement of Previous Holder. In addition,

                           (i) in the event that it is determined for any reason
                  that interest on the Bonds is includible for purposes of federal income taxation in the gross income of the Holder thereof, the Borrower agrees to pay to the Holder supplemental interest in an amount equal to the difference between the Taxable Rate and the Tax-Exempt Rate during any Period of Taxability; and

                           (ii) in the event that any previous Holder of the
                  Bond (whether after payment in full of the Bond or after transfer of the Bond by such previous Holder to another Holder) incurs a tax liability (whether in a tax return or as a result of a deficiency or otherwise) as a result of the interest payable on the Bond for purposes of federal income taxation becoming includible in the gross income of such previous Holder, the Borrower agrees to pay to such previous Holder supplemental interest in an amount equal to the difference between the Taxable Rate and the Tax-Exempt Rate during any Period of Taxability during which such Holder held any portion of the Bonds.

                  Any such amount paid to the Holder or any previous Holder shall be deemed to be additional interest on the Bond (so that the total amount of interest paid on the Bonds during the Period of Taxability with respect to each Holder is equal to the amount of interest which would have been paid to such Holder during the Period of Taxability if the Bond had borne interest during the Period of Taxability at the Taxable Rate).

                  (b) Penalties, etc. In addition to the supplemental interest set forth in subsection (a) above, the Borrower agrees to pay to the Holder (including any previous Holder) an amount equal to any penalties, interest or other charges assessed against such Holder for failure to include interest on the Bonds in the gross income of such Holder, during any Period of Taxability, together with any and all attorneys' fees, court costs, or other out-of-pocket costs incurred by the Holder in connection therewith.

                  (c) Right to Contest. Notwithstanding the foregoing provisions of this Section (but subject to the provisions of subsections (d), (e) and (f) below), the Authority and the Trustee will afford the Borrower the opportunity, at its sole cost and expense, to contest any Determination of Taxability, subject to all the requirements and limitations hereafter set forth.

                  (d) Security Required for Contest. In order for the Borrower to exercise its right to contest set forth in subsection (c) above, the following conditions must be met, complied with and satisfied to the complete satisfaction in all respects of the Authority and the Trustee.

                           (i) The Borrower shall furnish the Authority and the
                  Trustee with an Opinion of Bond Counsel in form satisfactory to them that there exists a reasonable likelihood that the Borrower will prevail in such contest or appeal.

                           (ii) The Borrower shall, on demand, immediately
                  reimburse the Authority, the Trustee and any Holder for any and all expenses (including reasonable attorneys' fees for services that may be required) that may be incurred by any of them in connection with any such contest, thereafter make all interest payments on the bonds to Holders at the Taxable Rate and shall, on demand, immediately reimburse any Holder for any and all penalties or other charges payable by such Holder for failure to include such interest in its gross income; and

                  (e) Payments Required Pending Outcome of Tax Contest. During any contest by the Borrower as set forth above, the Notes will not be subject to mandatory prepayment pursuant to this Loan Agreement, the interest rate on the Bonds shall be automatically increased to the Taxable Rate, and the Borrower shall make additional payments under the Notes as a result of the interest on the Bonds being includible for purposes of federal income taxation in the gross income of such Holder. If the Borrower contests any such challenge to the tax exemption and fails, then the amounts due under subsections (a) and (b) above must be paid in full by the Borrower immediately. If the Borrower contests any such challenge to the tax exemption and secures a determination from the Internal Revenue Service or a final, unappealable determination from a federal court that the Determination of Taxability was erroneous, the Holders will refund the difference between the interest paid by the Borrower at the Taxable Rate as a result of such Determination of Taxability and the interest that would have been paid by the Borrower at the Tax-Exempt Rate had such Determination of Taxability not been made.

                  (f) Surviving Obligations. The obligations of the Borrower under this Section shall survive the termination of this Loan Agreement and the payment and performance of all other of the their obligations in connection with the issuance of the Bonds.

                                    ARTICLE V

                                Special Covenants

         Section 5.1. Insurance Requirements; Taxes. The Borrower shall maintain or cause to be maintained insurance covering such risks and in such amounts as, in its reasonable judgment, are adequate to protect it, its operations and its property, including without limitation the insurance coverage required by the Deed of Trust. Each month, the Borrower shall (a) pay one twelfth (1/12) of the projected insurance premiums for the Project to the Trustee for use in the payment of the insurance premiums for the Project, and (b) pay to the Trustee one twelfth (1/12) of the projected amount of the real property taxes due in respect of the Project to the Trustee for use in payment of such taxes.

         Section 5.2. Examination of Project and Borrower's Books and Records. The Trustee, the Authority, and its duly authorized representatives and agents shall have such reasonable rights of access to the Project as may be necessary to determine whether the Borrower is in compliance with the requirements of the Financing Documents and shall have the right at all reasonable times and upon reasonable prior notice to the Borrower to examine and copy the books and records of the Borrower insofar as such books and records relate to the Project.

         Section 5.3. Financial Statements and Other Information. (a) The Borrower shall, commencing as of its year ending December 31, 1998, directly provide to the Trustee (i) unaudited interim quarterly financial statements within forty five (45) days of quarter end and (ii) audited annual financial statements within ninety 90 days of year end (or consolidated audited financial statements of the Borrower and its subsidiaries, if any then exist), accompanied by the report of independent certified public accountants thereon, which report shall contain such accountants computation of the Borrower's Debt Service Coverage Ratio for the period covered by such financial reports. Such audited financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied and shall include such statements as necessary for a fair presentation of the Borrower's financial position, results of operations and cash flows for, or as of the end of, such fiscal year.

                  (b) If an Event of Default shall have occurred and be continuing, the Borrower shall (1) file with the Trustee such other financial statements and information concerning its operations and financial affairs as the Trustee may from time to time reasonably request including without limitation quarterly unaudited financial statements prepared internally by the Borrower, and (2) provide access to its facilities for the purpose of inspection by the Trustee during regular business hours or at such other times as the Trustee may reasonably request; provided, that such obligation to file or allow inspection shall exclude personnel records.

                  (c) As soon as practical, but in any case within thirty (30) days after receipt of the annual financial report mentioned above, the Borrower shall file with the Trustee a certificate signed by its chief executive officer or its chief financial officer stating that nothing has come to their attention that would lead him or her to believe that the Borrower is in default in the performance of any covenant contained in this Loan Agreement or, if such officer is aware of any such default, specifying each such default and what actions the Borrower has taken, is taking or proposes to take to cure such default.

         Section 5.4. Damage, Destruction, Condemnation and Loss of Title. (a) The Borrower shall give prompt notice to the Trustee and the Underwriter of (1) any material damage to or destruction of any part of the Project, (2) a taking of all or any material part of the Project or any right therein under the exercise of the power of eminent domain, (3) any loss of any material part of the Project because of failure of title thereto, or (4) the commencement of any proceedings or negotiations that might result in such a taking or loss. Each such notice shall describe generally the nature and extent of such damage, destruction, taking, loss, proceedings or negotiations.

                  (b) Unless the Borrower prepays the Notes in full pursuant to
Article VII, if all or any material part of the Project is destroyed or damaged by fire or other casualty, or if title to or the use of all or any material part of the Project is taken under the exercise of the power of eminent domain or lost because of failure of title, the Borrower shall promptly replace, repair, rebuild or restore the property damaged, destroyed or lost so that the Project shall be substantially the same as before such damage, destruction or loss, with such alterations and additions as the Borrower may determine and as will not impair the capacity or character of the Project for the purpose for which it is then being used or is intended to be used. The Borrower shall apply or cause to be applied the Net Proceeds of insurance and any condemnation award received by it on account of such damage, destruction or loss and so much of the funds of the Borrower as may be necessary to pay the cost of such replacement, repair, rebuilding or restoration; provided, that in lieu of the requirements of the first sentence of this Section 5.4(b) the Borrower may apply all of such Net Proceeds to:

                           (1)      The acquisition and/or construction by the
Borrower of real and/or personal property, that (i) is suitable for its operations, (ii) is free and clear of all liens and encumbrances of any kind except Permitted Liens, as defined in the Deed of Trust and (iii) is available for use and occupancy by the Borrower without the requirement of any payment other than as provided in the Notes or this Loan Agreement; or

                           (2)      The prepayment of the Notes, in whole or in
part, for application to the redemption of the Bonds.

         The Borrower shall not, by reason of the payment of the cost of replacement, repair, rebuilding or restoration be entitled to any reimbursement from the Authority or the Trustee or to any abatement or diminution of the amounts payable under the Notes or this Loan Agreement. All real and personal property acquired pursuant to this Section 5.4 shall become part of the Project. Prepayment of the Notes shall be used to redeem Bonds pursuant to Section 301(a) of the Indenture.

         Section 5.5. Indemnification. (a) The Borrower shall at all times protect, indemnify and save harmless the Authority and the Trustee (collectively, the "Indemnitees") from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (hereinafter referred to as "Damages"), including without limitation (1) all amounts paid in settlement of any litigation commenced or threatened against the Indemnitees, if such settlement is effected with the written consent of the Borrower, (2) all expenses reasonably incurred in the investigation of, preparation for or defense of any litigation, proceeding or investigation of any nature whatsoever, commenced or threatened against the Borrower, the Project, or the Indemnitees,
(3) any judgments, penalties, fines, damages, assessments, indemnities or contributions, and (4) the reasonable fees of attorneys, auditors, and consultants; provided, that the Damages arise out of the actual or alleged:

                           (A) failure by the Borrower or any of the officers,
managers, employees or agents of the Borrower, to comply with the terms of any of the Financing Documents to which it is a party;

                           (B) any action, suit, claim or demand contesting or
affecting the title to the Project;

                           (C) any breach of any representation or warranty set
forth in any Financing Document to which the Borrower is a party or any certificate delivered pursuant hereto or thereto, and any claim that any representation or warranty of the Borrower contains or contained any untrue or misleading statement of a material fact or omits or omitted to state any material fact necessary to make the statements made herein or therein not misleading in light of the circumstances under which they were made;

                           (D) any action, suit, claim, proceeding or
investigation of a judicial, legislative, administrative or regulatory nature arising from or in connection with the acquisition, improvement, construction, equipping, ownership, operation, occupation or use of the Project;

                           (E) any suit, action, administrative proceeding,
enforcement action, or governmental or private action of any kind whatsoever commenced against the Borrower, the Project or the Indemnitees that might adversely affect the validity or enforceability of the Financing Documents to which the Borrower is a party, or the tax-exempt status of the Bonds, or the performance by the Borrower or any Indemnitee of any of their respective obligations under the Financing Documents; or

                           (F) any releases or discharges of hazardous wastes,
constituents or pollutants, or other environmental hazards, contamination or pollution on, in, near or under the Project, including, without limitation, remedial investigation and feasibility study costs, clean up costs and other response costs under the Comprehensive Environmental Response Compensation and Liability Act, as modified by the Superfund Amendments and Reauthorization Act of 1986 or any other environmental legislation or regulation, whether federal, state or local, currently in existence or which may be enacted in the future, provided, that such indemnity shall be effective only to the extent of any loss that may be sustained by the Indemnitees in excess of the proceeds, net of any expenses of collection, received by them or from any insurance carried with respect to such loss and provided further that the benefits of this Section 5.5 shall not inure to any person or entity other than the Indemnitees.

                  (b) If any action, suit or proceeding is brought against the Indemnitees for any loss or damage for which the Borrower is required to provide indemnification under this Section 5.5, the Borrower, upon request, shall at its expense resist and defend such action, suit or proceeding, or retain counsel to defend such action, suit or proceeding, which counsel shall be approved by the Indemnitees and, in the event that such counsel is retained to defend the Authority, approved by the Office of the Attorney General of the Commonwealth of Virginia, which approval shall not be unreasonably withheld or delayed, provided that such approval shall not be required in the case of defense by counsel designated by any insurance company undertaking such defense pursuant to any applicable policy of insurance. The obligations of the Borrower under this
Section 5.5 shall survive any termination of this Loan Agreement, including prepayment in full of the Notes.

                  (c) Nothing contained herein shall require the Borrower to indemnify the Trustee for any claim or liability resulting from its negligence or its willful, wrongful acts (under the standard of care set forth in Article X of the Indenture).

                  (d) All references in this Section 5.5 to the Authority and the Trustee, including references to Indemnitees, shall include their directors, commissioners, officers, employees and agents.

                  (e) Notwithstanding anything in this Section 5.5 to the contrary, the indemnification provisions set forth in the Inducement Resolution of the Authority adopted by the Authority on January 27, 1998 shall remain in full force and effect.

         Section 5.6. Maintenance and Modification of Project. The Borrower agrees that at all times it will maintain, preserve and keep the Project and its other properties or cause the Project and its other properties to be maintained, preserved and kept in good repair, working order and condition and that the Borrower will from time to time make or cause to be made all repairs, replacements and renewals deemed proper and necessary by it, including without limitation such repairs, additions, or modifications as may be necessary for the Project to be in compliance with the Americans with Disabilities Act. In addition, the Borrower may upgrade the Project and its other properties or cause them to be upgraded. Further, the Borrower may make or cause to be made substitutions, additions, modifications and improvements to the Project from time to time as the Borrower, in its discretion, deems to be desirable for its use, and as shall be permitted by the Act. The costs of such upgrades, substitutions, additions, modifications and improvements of the Project shall be paid by or on behalf of the Borrower and be subject to the terms of this Loan Agreement and the Deed of Trust as part of the Project. Any portion of the Project may be disposed of only in such fashion permitted by Section 5.11.

         The Borrower has obtained or will obtain and will maintain or cause to be maintained all consents, approvals, permits, authorizations and orders of any governmental or regulatory authority that are required to be obtained as a condition precedent to the acquisition, construction, equipping and operation of the Project. The Borrower knows of no reason why any such consents, approvals, permits, authorizations or orders not yet received cannot be obtained on a timely basis.

         Section 5.7. Tax Exemption. (a) Unless the Borrower shall deliver to the Trustee an Opinion of Bond Counsel to the effect that such use, occupation or ownership will not be an Adverse Tax Action, the Borrower shall not:

                           (1)      take or allow to be taken any action that
will cause less than ninety-five percent (95%) of the net proceeds (with the meaning of Section 150(a)(3) of the Code) of the Bonds to be used to acquire property which qualifies as manufacturing facility within the meaning of Section 144(a)(12)(C) of the Code or facilities directly related and ancillary thereto or will cause less than ninety-five percent (95%) of such net proceeds to be used for the acquisition, construction, reconstruction, or improvement of land or property of a character subject to the allowance for depreciation;

                           (2)      take any action or approve or direct the
Trustee's taking any action or making any investment or use of the proceeds of the Bonds (including failure to spend the same with due diligence) that would cause the Bonds to be "arbitrage bonds" within the meaning of Section 148 of the Code;

                           (3)      barring unforeseen circumstances, approve
the use of the proceeds of the Bonds or any other funds other than in accordance with the "non-arbitrage" certificate with respect to such use given immediately prior to the delivery of the Bonds;

                           (4)      permit the Project to be used, leased to or
occupied by the United States or an agency or instrumentality thereof in any manner for compensation, including any entity with statutory authority to borrow from the United States (in any case within the meaning of Section 149(b) of the Code), or in any way cause the Bonds to be "federally guaranteed" within the meaning of Section 149(b) of the Code;

                            (5)     permit twenty-five percent (25%) or more of
the net proceeds of the Bonds to be used to acquire (directly or indirectly) any land (or an interest therein) or to provide any facility the primary purpose of which is retail food and beverage services, automobile sales or service or the provision of recreation or entertainment;

                           (6)      permit any proceeds of the Bonds to be used,
directly or indirectly for the acquisition of land (or an interest therein) to be used for farming purposes, or to provide any airplane, skybox or other private luxury box, any facility primarily used for gambling, or any store the principal business of which is the sale of alcoholic beverages for consumption off premises, bank, savings and loan institution or mortgage loan company or facility used primarily for single or multi-family residences;

                           (7)      take or allow to be taken any action that
would result in more than five percent (5%) of the proceeds of the Bonds being used directly or indirectly to make or finance loans to any person;

                           (8)      permit more than a de minimis amount of the
functions to be performed in any office to be financed with the proceeds of the Bonds to be related to a function other than the day-to-day manufacturing operations at the Project; or

                           (9)      take or allow to be taken any other action
that would cause an Adverse Tax Action.

                  (b) The Borrower shall not make or allow to be made any change in the Project that would, at the time made, cause the "average maturity" of the Bonds to exceed 120% of the "average reasonably expected economic life" of the facilities being financed with the proceeds of the Bonds, within the meaning of
Section 147(b) of the Code.

                  (c) The Borrower shall not take or omit to take any action the taking or omission of which will result in more than two percent (2%) of the proceeds of the Bonds being used to finance the Costs of Issuance.

                  (d) The Borrower shall not take or allow to be taken any action that will result in the allocation of any proceeds of the Bonds to the reimbursement of any expenditure, except preliminary expenditures described in Treasury Regulation Section 1.150-2(f), made prior to December 1, 1997.

                  (e) The Borrower will not allow any portion of the proceeds of the Bonds, directly or indirectly, to be used to acquire nonpurpose investments (as such term is used in Section 148 of the Code) which produce a materially higher yield over the term of the Bonds, other than investment property acquired with --

                           (1) proceeds of the Bonds invested for a reasonable
temporary period of three years or less, or until such proceeds are needed for the purpose for which the Bonds are issued,

                           (2) amounts invested in a bona fide debt service
fund, within the meaning of Treasury Regulation Section 1.148-1(b), and

                           (3) amounts deposited in any reasonably required
reserve or replacement fund to the extent such amounts do not exceed the Final Reserve Fund Requirement and to the extent that at no time during any Bond Year will the aggregate amount so invested exceed 150 percent of debt service on the Bonds for such year.

                  (f) The Borrower shall not use or allow the use of any portion of the proceeds of the Bonds (including any investment income thereon) to acquire any property or an interest therein (other than land or an interest in land) unless:

                           (1)      the first use of such property is pursuant
to such acquisition; or

                           (2)      "rehabilitation expenditures," within the
meaning of Section 147(d)(3) of the Code, with respect to that part of such property constituting: (A) a building (and the equipment therefor), will equal or exceed fifteen percent (15%) of that portion of the cost of acquiring such building (and the equipment therefor) that is financed with the proceeds of the Bonds and (B) a structure other than a building, will equal or exceed one hundred percent (100%) of that portion of the cost of acquiring such structure that is financed with the proceeds of the Bonds.

                  (g) The Borrower shall use its best efforts to proceed with due diligence to acquire, improve, construct and equip the Project and to expend at least eighty-five percent (85%) of the proceeds of the Bonds (including any investment income thereon) on Costs of the Project within three (3) years from the date the Bonds are issued and to ensure that less than fifty percent (50%) of the proceeds of the Bonds will be invested in nonpurpose investments, as described in Section 148 of the Code, having a substantially guaranteed yield for four (4) years or more.

                  (h) The Borrower will cause the information contained in the information report (Form 8038) to be filed by the Authority with the Internal Revenue Service upon the issuance of the Bonds to be true and correct as of the date the Bonds are issued.

                  (i) The Borrower will not participate in any other issue of obligations, the interest on which may be excludable from gross income for federal income tax purposes, within fifteen (15) days of the date of the Bond Purchase Agreement.

                  (j) The Borrower shall not permit the use of the Project or any portion thereof by any "test-period beneficiary" to whom any part of the "aggregate face amount" of the Bonds would be allocated pursuant to Section 144(a)(10) of the Code if the amount so allocated when increased as provided in
Section 144(a)(10) of the Code would exceed $40,000,000.

                  (k) The Borrower represents that on the date of the issuance of the Bonds, obligations will not have been assumed, expenditures will not have been made and outstanding obligations will not exist that will cause the "aggregate face amount" of the Bonds as computed under the provisions of Section 144(a) and related sections of the Code to exceed $10,000,000. During the three year period beginning on such date, the Borrower shall not make any expenditure, assume any obligation, permit the use of the Project by any person or take or permit other action that would cause the "aggregate face amount" of the Bonds as computed under the provisions of Section 144(a) and related sections of the Code to exceed $10,000,000 or such other maximum dollar amount then permitted by the Code.

                  The Borrower shall prepare and the Borrower or the Authority as required by law, but at the Borrower's expense, shall file any reports or statements and take any other action as may be required from time to time with respect to the qualification of the Bonds as "qualified small issue bonds" within the meaning of Section 144(a) of the Code.

                   It is the understanding of the Authority and the Borrower that the covenants contained herein are intended to assure compliance with the Code, including the applicable Treasury Regulations. In the event that Treasury Regulations or rulings are hereafter promulgated which modify or expand provisions of the Code, as applicable to the Bonds, the Borrower will not be required to comply with any covenant contained herein except to the extent that such modification or expansion, in the Opinion of Bond Counsel, will cause an Adverse Tax Action. In the event that Treasury Regulations or rulings are hereafter promulgated which impose additional requirements which are applicable to the Bonds, the Borrower agrees to comply with the additional requirements to the extent necessary, in the Opinion of Bond Counsel, to preserve the exclusion from gross income for federal income tax purposes of interest on the Bonds under
Section 103 of the Code.

         Section 5.8. Investment and Use of Trust Funds. The Borrower's Authorized Representative shall provide to the Trustee written instructions or oral instructions confirmed in writing for the investment, in accordance with
Article VII of the Indenture, of all funds held by the Trustee under the Indenture.

         Section 5.9. Notice of Other Defaults; Compliance with Other Documents. The Borrower shall promptly inform the Trustee and the Underwriter if it has become aware of or has received any notice of any monetary default with respect to payment of principal and interest on any indebtedness under any agreement under which it is liable for any indebtedness, including this Loan Agreement.

         The Borrower shall comply with the terms and provisions of, and make all payments required under, any agreement under which it is liable for any indebtedness, including this Loan Agreement and the Notes. The Borrower shall comply with the terms and provisions of any other Financing Documents to which it is a party.

         Section 5.10. Corporate Status. The Borrower agrees that throughout the term of this Loan Agreement it will maintain its status as a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia.

         The Borrower shall not merge or consolidate with, or sell or transfer all or substantially all of its property or assets to any person, firm or corporation, unless the successor person, firm or corporation (i) is qualified to transact business in the Commonwealth of Virginia and (ii) assumes in writing all of the obligations of the Borrower under the Financing Documents to which the Borrower is a party.

         Section 5.11. Limitations on Liens and Transfers. The Borrower shall not create or permit to be created, or permit the existence of, any lien upon the Project, other than Permitted Liens. The Borrower shall not sell or transfer any portion of the Project, except (1) sales or transfers of assets in the ordinary course of business, and (2) sales or transfers of assets having an aggregate value of less than $25,000.

         Section 5.12. Limitation on Distributions and Bonuses to Shareholders and Executive Officers The Borrower shall not (a) declare or pay dividends to its shareholders, or (b) pay bonuses to its executive officers unless, at such time, the Reserve Fund is fully funded at the levels required by the Indenture.

         Section 5.13 Additional Debt Limitation. The Borrower shall incur no more than $150,000 of additional indebtedness that is senior in priority to the Bonds as a general obligation of the Borrower, and any such indebtedness shall not be secured by any priority or other lien on the real estate or personal property that comprises the Project.

         Section 5.14. Continuing Disclosure Requirements. The Borrower hereby covenants and agrees that it will comply with and carry out all of its obligations under the Continuing Disclosure Agreement. Notwithstanding any other provision of this Loan Agreement, failure of the Borrower to comply with the Continuing Disclosure Agreement shall not be considered an Event of Default hereunder. The remedies available upon a default under the Continuing Disclosure Agreement are described therein.

         The Authority and the Borrower have agreed that no financial or operating data concerning the Authority is material to any decision to purchase, hold or sell the Bonds and have agreed that the Authority will not provide any such information. The Borrower has undertaken all responsibilities for any continuing disclosure to Bondholders as described in the Continuing Disclosure Agreement, and the Authority shall have no liability to the Holders of the Bonds or any other person with respect to such disclosure.

         Section 5.15. Funding and Maintenance of Reserve Fund. On the date the Bonds are issued, the Borrower shall cause an amount equal to $400,000 to be deposited in the Reserve Fund and maintained by the Trustee in accordance with the Indenture. The Borrower shall ensure that the Reserve Fund is maintained at the levels required by the Indenture for so long as the Bonds are outstanding. In the event that the Trustee shall be required to draw on the Reserve Fund to make any payment required by the Loan Agreement or the Bonds, the Borrower shall promptly replenish the Reserve Fund to the full amount required to be deposited therein, as of the date of such draw. For so long as the Reserve Fund has not been replenished as required hereby, the Borrower shall be prohibited from making any distribution to its shareholders and from paying bonuses to its executive officers, as more fully described in Section 5.12 hereof.

         Section 5.17. Environmental Assessment Covenants. The Borrower has obtained a Phase I Environmental Assessment of the Project from Atlantic Geotechnical Services, Incorporated ("Atlantic Geotechnical"), which assessment included at least two site reconnaissance visits in January and February, 1998. Based on the site reconnaissance and a review of the environmental records, Atlantic Geotechnical has concluded that (1) there are no significant visually indentifiable environmental impacts or concerns either on or adjacent to the Project site, (2) there are no environmental permits nor has there been any regulatory action taken at the Project site or adjacent parcels, and (3) there is no evidence of use, generation, storage, disposal or release of hazardous or potentially hazardous chemicals or raw materials at the Project site.

         Section 5.18. Obligation to Complete Project. The Borrower hereby covenants to take any and all actions reasonably necessary, including without limitation, infusing additional capital and/or securing additional subordinate capital investors or lenders, to complete the acquisition, construction, and equipping of the Project in a timely fashion.

                                   ARTICLE VI

                         Events of Default and Remedies

         Section 6.1. Event of Default Defined. Each of the following events shall be an Event of Default under this Loan Agreement:

                  (a) Failure of the Borrower to make any payment on the Notes when the same becomes due and payable, whether at maturity, upon redemption, prepayment or acceleration or otherwise pursuant to the terms thereof or this Loan Agreement.

                  (b) Except as provided in Section 5.14, failure of the Borrower to observe or perform any of its other covenants, conditions or agreements hereunder for a period of thirty (30) days after notice in writing (unless the Borrower and the Trustee shall agree in writing to an extension of such time prior to its expiration), specifying such failure and requesting that it be remedied, given by the Authority or the Trustee to the Borrower, or in the case of any default which can be cured but which cannot with due diligence be cured within such thirty (30) day period, failure by the Borrower to proceed promptly to cure the same with due diligence.

                  (c) Abandonment of any portion of the Project by the Borrower for a period of ten (10) or more consecutive days.

                  (d) (1) If the Borrower files a petition or answer seeking reorganization or rearrangement of the Borrower under the federal bankruptcy laws or any other applicable law or statute, or (2) if, pursuant to a petition in bankruptcy filed against it, the Borrower is adjudicated a bankrupt or if a court of competent jurisdiction shall enter an order or decree appointing, without the consent of the Borrower, a receiver or trustee of the Borrower or of the whole or substantially all of the property of the Borrower, or approving a petition filed against it seeking reorganization or rearrangement of the Borrower under the federal bankruptcy laws or any other applicable law or statute, and such adjudication, order or decree shall not be vacated or set aside or stayed within ninety (90) days from the date of the entry thereof.

                  (e) If there are instituted by the Borrower any proceedings for an order for relief, or if such entity consents to an order for relief against it, or if such entity files a petition or answer or consent seeking reorganization, arrangement, adjustment, composition or relief, under the federal bankruptcy laws or any other similar applicable federal or state law, or if the Borrower consents to the filing of any such petition or to the appointment of a receiver, liquidator, custodian, assignee, trustee or sequestrator (or other similar official) of the Borrower or of any substantial part of its property, or if the Borrower makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due.

                  (f) If any warranty, representation or other statement by or on behalf of the Borrower contained in this Loan Agreement or in any other Financing Document shall prove to have been false or misleading in any material respect at the time it was made or delivered.

                  (g) If an Event of Default under any of the other Financing Documents shall occur.

         Section 6.2. Remedies on Default. Whenever an Event of Default shall have happened and be continuing, the Trustee, as the assignee of the Authority, may take any action at law or in equity necessary or desirable to collect the amounts then due and thereafter to become due or to enforce observance or performance of any covenant, condition or agreement of the Borrower under the Notes and this Loan Agreement, including declaring the entire unpaid principal of and interest on the Notes due and payable. Upon any such declaration of acceleration, the Borrower shall immediately pay to the Trustee the entire unpaid principal of and accrued interest on the Notes and other moneys due thereunder. Further, the Trustee may take any action at law or in equity necessary or desirable under the Security Documents to collect the amounts then due and thereafter to become due.

         If the Trustee, as the assignee of the Authority, exercises any of its rights or remedies under this Section 6.2, it shall give notice of such exercise to the Borrower (1) in writing in the manner provided in Section 8.2 and (2) by telephone or telegram; provided, that failure to give such notice by telephone or telegram shall not affect the validity of the exercise of any right or remedy under this Section 6.2.

         Section 6.3. Application of Amounts Realized in Enforcement of Remedies. Any amounts collected pursuant to action taken under Section 6.2 shall be applied in accordance with the provisions of the Indenture, or, if Payment of the Bonds shall have been made, shall be applied according to the provisions of
Section 608 of the Indenture.

         Section 6.4. No Remedy Exclusive. No remedy herein conferred on or reserved to the Authority or the Trustee or the holder of the Notes is intended to be exclusive of any other remedy, and every remedy shall be cumulative and in addition to every other remedy herein or now or hereafter existing at law, in equity or by statute. No delay or failure to exercise any right or power accruing upon an Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, and any such right or power may be exercised from time to time and as often as may be deemed expedient.

         Section 6.5. Attorneys' Fees and other Expenses. Upon an Event of Default, the Borrower shall on demand pay to or on behalf of the Authority and the Trustee the reasonable fees and expenses of attorneys and other reasonable expenses incurred by either of them in the collection of payments due on the Notes or this Loan Agreement or the enforcement of performance of any other obligations of the Borrower.

         Section 6.6. No Additional Waiver Implied by One Waiver. If any party or its assignee waives a default by any other party under any covenant, condition or agreement herein, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other default hereunder.


                                   ARTICLE VII

                             Prepayment of the Notes

         Section 7.1. Option To Prepay the Notes and Terminate Loan Agreement in Certain Events. The Borrower shall have the option to prepay the Notes in full and terminate this Loan Agreement at any time if one of the following has occurred:

                           (1)      Damage or destruction of the Project by fire
or other casualty to such extent that, the Borrower's Board of Directors makes a determination (expressed in a resolution filed with the Trustee) that the Borrower will not restore or rebuild the Project.

                           (2)      Loss of title to or use of substantially all
of the Project as a result of the exercise of the power of eminent domain or failure of title which, in the opinion of both the Borrower's Board of Directors (expressed in a resolution) and an independent architect or engineer reasonably acceptable to the Trustee, both filed with the Trustee, prevents or is likely to prevent the Borrower from carrying on its normal operations in connection with the Project for a period of one year.

                           (3)      A change in the Constitution of Virginia or
of the United States of America or a legislative or administrative action (whether local, state or federal) or a final decree, judgment or order of any court or administrative body (whether local, state or federal) contested by the Borrower in good faith that causes this Loan Agreement or either or both of the Notes to become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed therein or that causes unreasonable burdens or excessive liabilities to be imposed on the Borrower in connection with the Project.

         To exercise such option the Borrower shall within ninety (90) days after the event permitting its exercise file the required resolutions and opinions with the Authority and the Trustee and specify a date not more than sixty (60) days thereafter for making such prepayment. In such case, the Authority shall cause the Trustee to redeem the Bonds as provided in Section 301(a) of the Indenture.

         Section 7.2. Option To Prepay the Notes in Whole. The Borrower shall have the option to prepay (a) the Series B Note in whole at any time, and (b) the Series A Note on or after March 15, 2003, and if both the Series A Note and Series B Note have been prepaid, to terminate this Loan Agreement before Payment of the Bonds, subject in all events to compliance with the Article III of the Indenture and only upon payment of the premium, if any, described therein. In such case and if the applicable series of the Bonds are then redeemable under
Section 301 of the Indenture, the Borrower (through a payment on the applicable
Note) shall pay the redemption price of the Bonds to the Trustee and shall cause the Trustee to redeem the applicable series of the Bonds as provided in Section 301 of the Indenture.

         Section 7.3. Option To Prepay the Notes in Part. The Borrower shall have the option to prepay either the Series A Note or the Series B Note, or both, in part (in $5,000 increments) before Payment of the Bonds, subject to compliance with Article III of the Indenture, and only upon payment of the premium, if any, described therein. In such case and if the corresponding portion of the applicable Series of the Bonds is then redeemable under Section 301 of the Indenture, the Borrower (through a payment on the applicable Note) shall pay the redemption price of such Bonds to the Trustee and shall cause the Trustee to redeem the Bonds as provided in Section 301 of the Indenture.

         Section 7.4. Obligation to Prepay the Notes. The Borrower shall have the obligation to prepay the Notes in whole upon the occurrence of a Determination of Taxability. In such case, the Borrower (through a payment on the Notes) shall pay the redemption price of the Bonds to the Trustee and shall cause the Trustee to redeem the Bonds as provided in Section 301 of the Indenture within ninety (90) days after the Determination of Taxability. The Borrower shall also have the obligation to prepay the Notes in whole upon the sale of the Project or abandonment of the Project for ten (10) or more consecutive days. In such case the Borrower (through a payment on the Notes) shall pay the redemption price of the Bonds to the Trustee and shall cause the Trustee to redeem the Bonds as provided in Section 301 of the Indenture within 10 days after such sale or abandonment. Finally, the Borrower shall be required to prepay the Series B Note, in whole, with a portion of the amount then on deposit in the Reserve Fund, upon the Borrower's attaining a Debt Service Coverage Ratio of 2.0 to 1. In such case the Borrower (through a payment on the Series B Note) shall pay the redemption price of the Series B Bonds to the Trustee and shall cause the Trustee to redeem the Series B Bonds as provided in Sections 301 and 603 of the Indenture.


         Section 7.5. Amount Required for Prepayment. To prepay the Notes in whole or in part under Sections 5.4, 7.1, 7.2, 7.3 or 7.4, the Borrower shall have paid all amounts then due and owing to the Underwriter (or to any of its officers), and shall pay to the Trustee, for deposit in the Bond Fund, an amount of cash and Defeasance Obligations that will be sufficient (1) in the case of prepayment in whole, to discharge the lien of the Indenture pursuant to Section 801 thereof, and (2) in the case of prepayment in part, to cause any Bonds that will be paid with the prepayment to no longer be Outstanding because of a discharge of such Bonds as described in Section 801 of the Indenture. If the Borrower has prepaid the Notes, as provided above, the Borrower shall not direct the expenditure of any funds from such prepayment in the Bond Fund for any purpose other than the payment of principal of, premium, if any, or interest on the applicable series of Bonds to be redeemed. The Borrower shall instruct the Trustee to give the notice of redemption required by Section 303 of the Indenture if any of the Bonds are to be paid or redeemed other than at maturity.

                                  ARTICLE VIII
                                  Miscellaneous

         Section 8.1. Term of Loan Agreement. This Loan Agreement shall be effective upon its execution and delivery and, subject to earlier termination upon prepayment in full of the Notes and other amounts described in Article VII, shall expire on the date of the last maturity of any Bonds, or if payment of the Notes has not been made on such date, when payment of such Notes shall have been made; provided, that (a) the covenants in Sections 5.6 and 5.7 shall continue until the final maturity date of all Bonds or the earlier redemption date on which provision for payment for all Bonds has been made, (b) the covenant made in Section 5.5 shall survive Payment of the Bonds and payment of the Notes and
(c) the covenant in Section 4.6 shall continue for six years after Payment of the Bonds.

         Section 8.2. Notices. Unless otherwise provided herein all demands, notices, approvals, consents, requests, opinions and other communications hereunder shall be in writing and shall be deemed to have been given when delivered in person or mailed by first class registered or certified mail, postage prepaid, addressed:

                           if to the Borrower:

                                    Commonwealth Biotechnologies, Inc.
                                    911 East Leigh Street, Suite G-19
                                    Richmond, Virginia  23219
                                    (Attention: Dr. Richard J. Freer)
                                    Telephone (804)648-3820; Telecopy
                                    (804)648-2641

                           if to the Authority:

                   Virginia Small Business Financing Authority
                                    707 East Main Street, 3rd Floor
                                    Richmond, Virginia  23219
                                    (Attention: Executive Director)
                                    Telephone (804)371-8184; Telecopy
                                    (804)225-3384

                           if to the Underwriter:

                                    Anderson & Strudwick, Incorporated
                                    P. O. Box 1459
                                    707 East Main Street
                                    Richmond, Virginia  23219
                                    (Attention: L. McCarthy Downs, III)
                                    Telephone (804)344-3809; Telecopy
                                    (804)648-3404

A duplicate copy of each demand, notice, approval, consent, request, opinion or other communication given hereunder by or to the Authority, the Borrower or the Underwriter shall also be given to the Trustee. The Borrower, the Trustee, the Authority or the Underwriter may, by notice given hereunder, designate any further or different addresses to which subsequent demands, notices, approvals, consents, requests, opinions or other communications shall be sent or persons to whose attention they shall be directed.

         Section 8.3. Amendments to Loan Agreement and Notes. Except as provided in Section 4.6(b), neither this Loan Agreement nor the Notes shall be amended, modified or supplemented, and no substitution shall be made for the Notes before Payment of the Bonds without the consent of the Trustee and the Authority, given in accordance with and subject to Article XII of the Indenture.

         Section 8.4. Successors and Assigns. This Loan Agreement shall be binding on, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         Section 8.5. Severability. If any term or provision of this Loan Agreement or the Notes or the application thereof for any reason or circumstance shall to any extent be held invalid or unenforceable, the remaining provisions or the application of such term or provision to persons and situations other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision hereof and thereof shall be valid and enforced to the fullest extent permitted by law.

         Section 8.6. Applicable Law; Entire Understanding. This Loan Agreement and the Notes shall be governed by the applicable laws of the Commonwealth of Virginia. This Loan Agreement and the Notes express the entire understanding and all agreements between the parties with respect to the matters addressed herein.

         Section 8.7. Limitation of Liability of Directors of Authority. No covenant, agreement or obligation contained herein shall be deemed to be a covenant, agreement or obligation of any present or future director, officer, employee or agent of the Authority in his or her individual capacity so long as he or she acts in good faith, and no such director, officer, employee or agent shall be subject to any liability under this Loan Agreement or the Notes or with respect to any other action taken by such individual, provided that he or she does not act in bad faith.

         Section 8.8. Counterparts. This Loan Agreement may be executed in several counterparts, each of which shall be an original and all of which together shall constitute but one and the same instrument, except that to the extent, if any, that this Loan Agreement shall constitute personal property under the Uniform Commercial Code of Virginia, no security interest in this Loan Agreement may be created or perfected through the transfer or possession of any counterpart of this Loan Agreement other than the original counterpart, which shall be the counterpart containing the receipt therefor executed by the Trustee following the signatures to this Loan Agreement.



                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the Authority and the Borrower have caused this Loan Agreement to be signed in their names and on their behalf by their duly authorized officers all as of the date first above written.

                        Virginia Small Business Financing Authority


                        By:/s/ Sara G. Riley
                        ____________________
                        Name: Sara G. Riley
                        ____________________
                        Title:  Chairman



                        Commonwealth Biotechnologies, Inc.,
                        a Virginia corporation

                        By: /s/ Richard J. Freer
                        ________________________
                        Its: Chairman

                                   Assignment

         FOR VALUE RECEIVED, the Virginia Small Business Financing Authority (the "Authority") hereby sells, assigns and transfers unto Crestar Bank, as Trustee (the "Trustee") under an Indenture of Trust dated as of March 15, 1998 between the Authority and the Trustee, this Loan Agreement and all of the Authority's rights hereunder (except certain rights as described in the Indenture).


                             VIRGINIA SMALL BUSINESS FINANCING
                             AUTHORITY


                             By: /s/ Sara G. Riley
                             _________________________________________
                             Its: Chairman

                                     RECEIPT


         Receipt of the foregoing original counterpart of the Loan Agreement, dated as of March 15, 1998, between the Virginia Small Business Financing Authority and Commonwealth Biotechnologies, Inc., the $3,670,000 Series A Promissory Note, and the $330,000 Series B Promissory Note to the Virginia Small Business Financing Authority is hereby acknowledged.



                                                     /s/ K. M. Whitt
                                                     ---------------------
                                                     Crestar Bank, as Trustee